Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except per share information)

The following unaudited pro forma condensed combined financial statements with respect to Amedisys, Inc. are based on our historical consolidated financial statements. Set forth below are the following unaudited pro forma condensed combined financial statements:

•	The unaudited pro forma condensed combined balance sheet as of June 30, 2005, assuming the business combination between Amedisys, Inc. (“Amedisys” or the “Company”) and HMR Acquisition, Inc. (“HMR”) occurred on June 30, 2005 and combining the June 30, 2005 historical balance sheet for Amedisys and the June 30, 2005 historical balance sheet of HMR and the impact of the preliminary purchase price allocation.

•	The unaudited pro forma condensed statement of operations for the year ended December 31, 2004, assuming the business combination between Amedisys and HMR occurred as of January 1, 2004 and combining the December 31, 2004 historical statement of operations for Amedisys and the December 31, 2004 historical statement of operations for HMR and the impact of the preliminary purchase price allocation.

•	The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2005, assuming the business combination between Amedisys and HMR occurred as of January 1, 2005 and combining the June 30, 2005 historical statement of operations for Amedisys and the June 30, 2005 historical statement of operations for HMR and the impact of the preliminary purchase price allocation.

The unaudited pro forma condensed consolidated financial data are based on preliminary estimates and assumptions set forth in the notes to such information that we believe are reasonable. Pro forma adjustments are necessary to reflect the estimated purchase price, the new debt structure and to adjust amounts related to HMR’s assets and liabilities to a preliminary estimate of their fair values. Pro forma adjustments are also necessary to reflect amortization expense, interest expense and the income tax effects related to the pro forma adjustments.

The pro forma adjustments and allocation of purchase price are preliminary and are based on management’s estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be completed after asset and liability valuations are finalized. This final valuation will be based on the actual assets and liabilities of HMR that exist as of the date of the completion of the transaction. Any final adjustments may change the allocation of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed consolidated financial data. In addition, the impact of integration activities could cause material differences in the information presented.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only and are based on certain assumptions that we believe are reasonable and do not purport to represent our financial condition or our results of operations had the business combination occurred on or as of the dates noted above nor are they necessarily indicative of future consolidated financial position or results of operations.

Unaudited Pro Forma Condensed Combined Balance Sheet

Condensed Combined Balance Sheet

As of June 30, 2005

(Amounts in thousands)

	Amedisys, Inc. (1)	HMR Acquisition, Inc. (2)	Pro Forma Adjustments (3)		Pro Forma Combined Amedisys, Inc.
Assets
Current Assets
Cash and cash equivalents	$72,063	$3,677	$(43,400	)(a)	$32,340
Patient accounts receivable, net	36,994	14,357	—		51,351
Deferred tax assets	—	—	5,419	(b)	5,419
Other current assets	5,843	2,148	(823	)(c)	7,168

Total current assets	114,900	20,182	(38,804)		96,278
Property and equipment, net	19,825	4,669	(1,901	)(d)	22,593
Goodwill	85,120	19,121	69,638	(e)	173,879
Intangible assets, net	7,032	4,650	6,200	(f)	17,882
Deferred income taxes	—	—	7,729	(b)	7,729
Other assets, net	6,042	468	1,189	(g)	7,699

Total assets	$232,919	$49,090	$44,051		$326,060

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$4,521	$2,938	$—		$7,459
Accrued compensation and benefits	25,249	5,018	1,201	(h)	31,468
Current portion of long-term debt	3,433	3,389	1,611	(i)	8,433
Current portion of Medicare liabilities	9,119	2,550	851	(j)	12,520
Current portion of deferred income taxes	853	—	2,735	(b)	3,588
Accrued expenses	9,250	7,194	(633	)(k)	15,811

Total current liabilities	52,425	21,089	5,765		79,279
Long-term debt	1,928	1,983	63,017	(l)	66,928
Deferred income taxes	8,008	—	2,324	(b)	10,332
Other long-term liabilities	988	19,453	(19,288	)(m)	1,153

Total liabilities	63,349	42,525	51,818		157,692
Stockholders’ Equity
Preferred stock	—	—
Common stock	16	1	(1)		16
Additional paid-in capital	138,751	111	(111)		138,751
Warrants and options	—	1,248	(1,248)		—
Treasury stock	(25)	—	—		(25)
Unearned compensation	(663)	—	—		(663)
Retained earnings	31,491	5,205	(6,407)		30,289

Total stockholders’ equity	169,570	6,565	(7,767	)(n)	168,368

Total liabilities and stockholders’ equity	$232,919	$49,090	$44,051		$326,060

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(1)	Unaudited Condensed Consolidated Balance Sheet for Amedisys, Inc., as derived from the Company’s quarterly report on Form 10-Q for the period ended June 30, 2005.

(2)	Derived from HMR Acquisition, Inc.’s unaudited balance sheet as of June 30, 2005.

(3)	The total estimated consideration as shown in the table below is allocated to the assets and liabilities of HMR as if the transaction had occurred on June 30, 2005. The allocation set forth below is preliminary. The unaudited pro forma condensed combined financial information assumes that the historical values of HMR’s current assets, property and equipment and other non-current assets, current and non-current liabilities approximate fair value, except as adjusted, pending forthcoming appraisals and other information.

The allocation of consideration to acquired intangible assets is subject to the finalization of independent appraisals. The actual amounts recorded when the independent appraisals are completed may differ materially from the pro forma amounts below.

(in thousands)
Total purchase price:
Cash consideration	$36,453
Term A debt	50,000
Revolving line of credit debt	20,000
Debt financing costs	2,014
Estimated other direct costs of acquisition	1,370

$109,837

Preliminary allocation of purchase price:
Historical value of assets acquired, excluding goodwill, as of June 30, 2005	$29,969
Historical value of liabilities assumed	(23,181)
Incremental identified intangible assets	6,200
Deferred tax assets resulting from the transaction	8,090
Goodwill acquired (including $19,121 of pre-acquisition goodwill)	88,759

$109,837

(a)	Net change in cash after completion of the transaction.

(b)	To reflect the deferred tax effects of the transaction.

(c)	Settlement of HMR note receivable as a result of the transaction.

(d)	Net adjustment to the estimated purchase accounting valuation related to property and equipment. Included in this adjustment is the writeoff of $3,051 for HMR internally developed software that Amedisys does not intend to utilize on a go-forward basis.

(e)	Estimated value of purchase price in excess of fair values of assets and liabilities acquired.

(f)	Estimated fair value of intangible assets acquired in the transaction.

(g)	Amount is comprised of the following:

Writeoff of deferred financing costs related to HMR debt payoff as a result of the transaction	$(343)
Writeoff of deferred financing costs related to Amedisys’ termination of its General Electric Capital Corporation (“GECC”) financing facility	(482)
Debt financing costs related to Amedisys’ Term A and Revolver credit facilities	2,014

$1,189

(h)	Severance costs of HMR employees.

(i)	Amount is comprised of the following:

Current portion of Term A note payable	$5,000
Payoff of HMR debt resulting from the transaction	(3,389)

$1,611

(j)	Adjustment to conform HMR’s Medicare liabilities to Amedisys’ accounting policy.

(k)	Writeoff of dividend payable to stockholders less tax effect of writeoff of GECC financing facility deferred financing costs.

(l)	Amount is comprised of the following:

Term A note payable, net of current portion	$45,000
Revolving line of credit	20,000
Payoff of HMR debt resulting from the transaction	(1,983)

$63,017

(m)	Payoff of HMR subordinated debt resulting from the transaction.

(n)	Historical value of HMR net assets acquired plus tax effect of writeoff of GECC deferred financing costs.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2004

(Amounts in thousands, except per share data)

	Amedisys, Inc. (1)	HMR Acquisition, Inc. (2)		Pro Forma Adjustments		Pro Forma Combined Amedisys, Inc.
Income
Net service revenue	$227,089	$103,342		$—		$330,431
Cost of service revenue (excluding amortization and depreciation)	96,078	81,594		—		177,672

Gross margin	131,011	21,748		—		152,759
General and administrative expenses	97,633	19,565	(3)	720	(a)	117,918

Operating income	33,378	2,183		(720)		34,841
Other income (expense), net	(19)	(6,672	)(3)	(4,484	)(b)	(11,175)

Income (loss) before income taxes	33,359	(4,489)		(5,204)		23,666
Income tax expense (benefit)	12,855	211		(1,893	)(c)	11,173

Net income (loss)	$20,504	$(4,700)		$(3,311)		$12,493

Basic weighted average common shares outstanding	13,057					13,057
Basic income per common share	$1.57					$0.96

Diluted weighted average common shares outstanding	13,543					13,543
Diluted income per common share	$1.51					$0.92

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

(1)	Unaudited Condensed Consolidated Statement of Operations for Amedisys, Inc., as derived from the Company’s quarterly report on Form 10-Q for the period ended June 30, 2005.

(2)	Derived from HMR Acquisition, Inc.’s unaudited statement of operations as of June 30, 2005 and excludes discontinued operations.

(3)	Amount includes the following items:

General and administrative expenses:
Costs associated with HMR’s sale of its infusion therapy and medical equipment businesses	$1,322
Other income (expense), net:
Interest expense on HMR debt not assumed by Amedisys as part of the transaction	$3,953
Adjustment for 2002 preacquisition workers compensation claims assumed by HMR in 2004	3,658
Allocable corporate overhead to the disposed lines of business mentioned above	(765)

$8,168

Giving effect to the above items, HMR’s income from continuing operations before income taxes would have been $3,679.

(a)	To reflect the increase in depreciation and amortization expense due to (1) the amortization of identifiable intangibles using the straight-line method over a weighted average life of 2.5 years, and (2) increase in depreciation resulting from step-up of property and equipment, depreciated on a straight-line basis over periods of three to seven years.

(b)	To reflect the increase in interest expense resulting from the issuance of debt to finance a portion of the purchase price. The interest rate on the new debt of $70 million is assumed to be 5.83%. A change of 1/8% in the interest rate would result in a change in interest expense of $88 thousand annually and $53 thousand annually before and after taxes, respectively. Also included in interest expense is the amortization of $2.1 million in deferred financing costs on the new debt over a period of five years.

(c)	To reflect the income tax effect of increased interest and depreciation at the effective tax rate of 39.4%.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2005

(Amounts in thousands, except per share data)

	Amedisys, Inc. (1)	HMR Acquisition, Inc. (2)		Pro Forma Adjustments		Pro Forma Combined Amedisys, Inc.
Income
Net service revenue	$150,498	$53,606		$—		$204,104
Cost of service revenue (excluding amortization and depreciation)	61,505	39,726		—		101,231

Gross Margin	88,993	13,880		—		102,873
General and administrative expenses	64,760	10,497		360	(a)	75,617

Operating income	24,233	3,383		(360)		27,256
Other income (expense), net	586	(3,246	)(3)	(2,241	)(b)	(4,901)

Income before income taxes	24,819	137		(2,601)		22,355
Income tax expense	9,779	—		(946	)(c)	8,833

Net income (loss)	15,040	$137		$(1,655)		$13,522

Basic weighted average common shares outstanding	15,450					15,450
Basic income per common share	$0.97					$0.88

Diluted weighted average common shares outstanding	15,789					15,789
Diluted income per common share	$0.95					$0.86

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

(1)	Unaudited Condensed Consolidated Statement of Operations for Amedisys, Inc., as derived from the Company’s quarterly report on Form 10-Q for the period ended June 30, 2005.

(2)	Derived from HMR Acquisition, Inc.’s unaudited statement of operations as of June 30, 2005 and excludes discontinued operations.

(3)	Amount includes the following items:

Other income (expense), net:
Interest expense on HMR debt not assumed by Amedisys as part of the transaction	$1,921
Costs associated with the sale of HMR to Amedisys, Inc.	912

$2,833

Giving effect to the above, HMR’s income from continuing operations before income taxes would have been $2,970.

(a)	To reflect the increase in depreciation and amortization expense due to (1) the amortization of identifiable intangibles using the straight-line method over a weighted average life of 2.5 years, and (2) increase in depreciation resulting from step-up of property and equipment, depreciated on a straight-line basis over periods of three to seven years.

(b)	To reflect the increase in interest expense resulting from the issuance of debt to finance a portion of the purchase price. The interest rate on the new debt of $70 million is assumed to be 5.83%. Also included in interest expense is the amortization of $2.1 million in deferred financing costs on the new debt over a period of five years.

(c)	To reflect the income tax effect of increased interest and depreciation at the effective tax rate of 39.4%.